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EXHIBIT 32.02

Section 1350 Certifications

        In connection with this annual report of BlackRock Global Horizons I L.P. (the "Company") on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (this "Report"), I, Michael L. Pungello, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

  1.
  This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

  2.
  The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ MICHAEL L. PUNGELLO Michael L. Pungello Chief Financial Officer

March 22, 2013

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  EXHIBIT 32.02
Section 1350 Certifications